UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): (May 11, 2017)

BioTelemetry, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Rd Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                         Submission of Matters to a Vote of Security Holders.

On May 11, 2017, the Company held its 2017 Annual Meeting. At the Annual Meeting, the Company’s stockholders elected each of the three (3) nominees for director, approved, on an advisory vote, both the compensation of named executive officers and the frequency of future votes regarding such compensation to occur, annually. The Company’s stockholders approved the Company 2017 Omnibus Incentive Plan and the 2017 Employee Stock Purchase Plan.

The Company’s stockholders approved amendments to the Company Bylaws to change the voting requirement related to the election of Directors. The Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to change the voting requirement to a majority threshold related to the adoption, amendment or repeal of any provision of the Bylaws.

The Company also voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017.

There were 28,086,828 shares of common stock entitled to be voted. There were 25,176,736 shares voted in person or by proxy. The proposals are described in detail in the Company’s Definitive Proxy Statement.

Proposal 1

The Company’s stockholders elected three directors to the Board to serve for a three year term until the 2020 annual meeting of stockholders.  The votes regarding this proposal are as follows:

	Votes For	Votes Withheld	Abstain

Joseph H. Capper	20,468,198	273,964	22,270
Joseph A. Frick	20,413,611	328,576	22,245
Colin Hill	20,466,543	279,425	118,464

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of named executive officers. The votes regarding this proposal are as follows:

Votes For	Votes Against	Abstain
20,005,106	717,794	41,532

Proposal 3

The Company’s stockholders approved, on an advisory basis, the frequency of votes regarding the compensation of named executive officers, to occur annually. The votes regarding this proposal are as follows:

1 Year	2 Years	3 Years	Abstain
15,765,700	62,122	4,902,830	33,780

Proposal 4

The Company’s stockholders approved the Company’s 2017 Omnibus Incentive Plan. The votes regarding this proposal are as follows:

Votes For	Votes Against	Abstain
11,158,734	9,558,411	47,257

Proposal 5

The Company’s stockholders approved the Company’s 2017 Employee Stock Purchase Plan. The votes regarding this proposal are as follows:

Votes For	Votes Against	Abstain
20,425,169	319,996	19,267

Proposal 6

The Company’s stockholders approved amendments to the Company Bylaws to change the voting requirement related to the election of Directors. The votes regarding this proposal are as follows:

Votes For	Votes Against	Abstain
20,664,549	55,413	44,470

Proposal 7

The Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to change the voting requirement to a majority threshold related to the adoption, amendment or repeal of any provision of the Bylaws. The votes regarding this proposal are as follows:

Votes For	Votes Against	Abstain
20,660,213	60,755	43,464

Proposal 8

The Company’s stockholders ratified the appointment of Ernst & Young LLP, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017. The votes regarding this proposal are as follows:

Votes For	Votes Against	Abstain
24,934,845	184,935	56,956

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

May 16, 2017	By:	/s/ Peter Ferola
Name: Peter Ferola
Title: Senior Vice President and General Counsel